Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Allison Transmission Holdings, Inc. of our report dated March 18, 2011 relating to the consolidated financial statements and financial statement schedule of Allison Transmission Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 26, 2011